EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44313) of Memry Corporation of our report dated August 8, 2002 relating to the financial statements of Memry Corporation, which appears in this Annual Report on Form 10-K.

/S/ MCGLADREY & PULLEN, LLP

New Haven, Connecticut
September 30, 2002